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                                                                EXHIBIT 5





                                            November 22, 1994


Ford Motor Company
The American Road
Dearborn, Michigan  48121

Ford Holdings, Inc.
The American Road
Dearborn, Michigan  48121


Ladies and Gentlemen:

    This will refer to Amendment No. 1 to Registration Statement No. 33-55171 on Form S-3 (the "Registration Statement") being filed by Ford Motor Company, a Delaware corporation ("Ford"), and Ford Holdings, Inc., a Delaware corporation ("Ford Holdings"), with the Securities and Exchange Commission (the "Commission") on or about the date hereof pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale by Ford of up to 187,958 shares of its Common Stock, par value $1.00 per share ("Ford Common Stock"), and the proposed sale by Ford Holdings of (i) up to 8.1401 shares of its preferred stock, designated as Series A Cumulative Preferred Stock, par value $1.00 per share ("Ford Holdings Series A Preferred Stock") and (ii) up to 32,560 depositary shares, each representing 1/4,000 of a share of Ford Holdings Series A Preferred Stock ("Ford Holdings Series A Depositary Shares") to be evidenced by depositary receipts relating to the Ford Holdings Series A Depositary Shares (the "Depositary Receipts") issued pursuant to a Deposit Agreement dated as of June 4, 1992 among Ford Holdings; Chemical Bank, as depositary (the "Depositary"); and the holders from time to time of the Depositary Receipts (the "Deposit Agreement").

    As the Secretary of each of Ford and Ford Holdings and an Assistant General Counsel of Ford, I am familiar with the Registration Statement and with the Certificate of Incorporation, the By-Laws and the affairs of each of Ford and Ford Holdings. In connection with the Registration Statement, I have examined, or caused to be examined, (i) the Certificate of Designations relating to the Ford Holdings Series A
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Preferred Stock, (ii) the Deposit Agreement, and (iii) a copy of the
Registration Statement. I also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as I have deemed necessary in connection with this opinion.

    Based upon the foregoing, it is my opinion that:

    1. Each of Ford and Ford Holdings has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    2. When (a) the registration requirements of the Act and such state Blue Sky or securities laws as may be applicable have been complied with and (b) shares of Ford Common Stock have been duly issued and sold in the manner contemplated by the Registration Statement, such shares of Ford Common Stock will be validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights, and will have the rights set forth in Ford's Certificate of Incorporation, as then amended.

    3. When (a) the registration requirements of the Act and such state Blue Sky or securities laws as may be applicable have been complied with, (b) shares of Ford Holdings Series A Preferred Stock and Ford Holdings Series A Depositary Shares have been duly issued and sold in the manner contemplated by the Registration Statement and (c), with respect to such Ford Holdings Series A Depositary Shares only, the Depositary has duly executed the Depositary Receipts in accordance with the terms of the Deposit Agreement (Ford Holdings having deposited such shares of Ford Holdings Series A Preferred Stock with the Depositary pursuant to the Deposit Agreement), such shares of Ford Holdings Series A Preferred Stock will be validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights, and will have the rights set forth in Ford Holdings' Certificate of Incorporation, as then amended, including the amendment effected by the Certificate of Designations relating to Ford Holdings Series A Preferred Stock, and such Ford Holdings Series A Depositary Shares will represent legal and valid interests in such shares of Ford Holdings Series A Preferred Stock.

    In connection with the foregoing opinion, I wish to point out that I am a member of the Bar of the State of Michigan and do not hold myself out as expert in the laws of states other than Michigan. However, I have made, or caused to be made, such investigation as I have deemed appropriate with respect to the laws of other states in connection with such opinion, and nothing has come to my attention in the course of such investigation which would lead me to question the correctness of such opinion.
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    I hereby consent to the use of this opinion as Exhibit 5 to the
Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.



                                 Very truly yours,

                                 /s/ J. M. Rintamaki

                                 J. M. Rintamaki
                                 Secretary